Exhibit 10.43

THIRTEENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Thirteenth Amendment to Credit and Security Agreement (this “Amendment”), dated as of January 27, 2010, is made by and between CORSAIR MEMORY, INC., a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division.

Recitals

Corsair Memory Inc., a California corporation (“Old Borrower”), and Wells Fargo Business Credit, Inc. (“WFBCI”) are parties to a Credit and Security Agreement, dated as of June 10, 2003, as amended by that certain First Amendment to Credit and Security Agreement, dated as of August 13, 2003, that certain Second Amendment to Credit and Security Agreement, dated as of November 10, 2003, that certain Third Amendment to Credit and Security Agreement, dated as of April 1, 2004, that certain Fourth Amendment to Credit and Security Agreement, dated as of July 31, 2004, that certain Fifth Amendment to Credit and Security Agreement, dated as of December 9, 2004, that certain Sixth Amendment to Credit and Security Agreement, dated as of March 21, 2005, that certain Seventh Amendment to Credit and Security Agreement, dated as of May 27, 2005, that certain Eighth Amendment to Credit and Security Agreement, dated as of March 13, 2006, that certain Ninth Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of October 16, 2006, that certain Tenth Amendment to Credit and Security Agreement and Notice of Defaults, dated as of January 2, 2008, that certain Eleventh Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of June 27, 2008, and that certain Twelfth Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of June 2, 2009 (as so amended, the “Credit Agreement”).

WFBCI has merged with and into the Lender and the Lender is the surviving corporation.

Old Borrower has merged with and into the Borrower and the Borrower is the surviving corporation.

The Borrower assumed all of the obligations of Old Borrower under the Credit Agreement pursuant to that certain Assumption Agreement and Consent, dated as of July 25, 2007, between the Lender and the Borrower.

The Borrower has requested that the Lender make certain amendments to the Credit Agreement, which the Lender is willing to do pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms.

(a) Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

(b) The following definition set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

“Floating Rate” means an annual interest rate equal to the sum of “Daily Three Month LIBOR plus the Margin, which interest rate shall, in each case, change when and as “Daily Three Month LIBOR changes.

(c) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“EBITDA” means, with respect to any period of determination, Net Income or Net Loss for such period, plus Interest Expense, tax expense, amortization expense, depreciation expense and extraordinary losses and minus extraordinary gains, in each case as determined in accordance with GAAP to the extent included in the determination of such Net Income or Net Loss.

“Minimum Liquidity Amount” means $3,000,000.

“Thirteenth Amendment” means that certain Thirteenth Amendment to Credit and Security Agreement, dated as of January 27, 2010, between the Borrower and the Lender, amending this Agreement.

(d) The following definition set forth in Section 1.1 of the Credit Agreement is hereby deleted: “Wells Fargo Base Rate.”

2. Amendment to Section 2.12(b). Section 2.12(b) of the Credit Agreement is hereby amended in its entirety as follows:

(b) Upon the effectiveness of the Thirteenth Amendment, the Margins shall be four percent (4.00%) for Floating Rate Advances, and four percent (4.00%) for LIBOR Advances. The Margins shall be adjusted as set forth in the table below upon the Borrower achieving EBITDA as set forth in the table below:

Year-to-Date EBITDA	Margin For Floating Rate Advances	Margin For LIBOR Advances
$8,500,000 for the six month period ending on June 30, 2010	3.75%	3.75%
$21,200,000 for the fiscal year ending December 31, 2010	3.50%	3.50%

Any such adjustments shall be effective on the first calendar day of the month following the month of receipt by the Lender of the Borrower’s financial statements delivered pursuant to Section 6.1(b) if, and only if, (i) such financial statements evidence the required EBITDA set forth in the table above, and (ii) on the date that the reduction in the Margins would otherwise be effective, no Event of Default has occurred and is continuing. If the Borrower fails to timely deliver financial statements as agreed, no reduction in Margins shall be made and the Lender may notify the Borrower that an Event of Default has occurred and adjust the Margins to 4.00%, and impose the Default Rate.

If amended or restated financial statements would change previously calculated Margins, or if the Lender determines that any financial statements have materially misstated the Borrower’s financial condition, then the Lender may, using the most accurate information available to it, recalculate the financial test or tests governing the Margins and retroactively increase the Margins from the date of receipt of such amended or restated financial statements and charge the Borrower additional interest, which may be imposed on it from the beginning of the appropriate month to which the restated statements or recalculated financial tests relate or to the beginning of the fiscal quarter in which any Event of Default has occurred, as Lender in its sole discretion deems appropriate.

3. Amendments to Sections 2.13(f) and (g). Sections 2.13(f) and (g) of the Credit Agreement are hereby amended in their entirety as follows:

(f) Termination and Line Reduction Fees. If the Credit Facility is terminated (i) by the Lender during a Default Period, (ii) by the Borrower (A) as of a date other than the Maturity Date or (B) as of the Maturity Date but without the Lender having received written notice of such termination at least 90 days before the Maturity Date, or if the Borrower reduces the Maximum Line, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction of the Maximum Line, as the case may be) as follows: (A) two and one-half percent (2.50%) if the termination or reduction occurs on or before June 2, 2010; and (B) one and one-half percent (1.50%) if the termination or reduction occurs anytime thereafter.

(g) Contracted Funds Breakage Fees. The Borrower may prepay the principal amount of the Revolving Note at any time, whether voluntarily or by acceleration, provided, however, that if the principal amount of any Revolving Note LIBOR Advance is prepaid, the Borrower shall pay to the Lender immediately upon demand a contracted funds breakage fee equal to the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Interest Period matures, calculated as follows for each such month:

(i) Determine the amount of interest which would have accrued each month on the amount prepaid at the LIBOR Advance rate applicable to such amount had it remained outstanding until the last day of the applicable Interest Period.

(ii) Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Interest Period at LIBOR in effect on the date of prepayment for new loans made for such term in a principal amount equal to the amount prepaid.

(iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Borrower acknowledges that a prepayment may result in Lender incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower therefore agrees to pay the above-described prepayment fee and agrees that said prepayment fee represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of the Lender.

4. Amendment to Section 6.2. A new clause (e) is hereby added to Section 6.2 of the Credit Agreement immediately following clause (d) thereof as follows:

(e) Minimum Liquidity. Commencing January 1, 2010, the Borrower shall not permit the sum of Availability plus cash on hand at any time to be less than the Minimum Liquidity Amount, tested monthly.

5. Amendment to Section 6.6(d). Section 6.6(d) of the Credit Agreement is hereby amended in its entirety as follows:

(d) an investment in a Subsidiary to be organized under the laws of Hong Kong.

6. Replacement of Exhibit C. Exhibit C attached to the Credit Agreement is hereby replaced with Exhibit C attached to this Amendment.

7. No Other Changes. All of the terms and conditions of the Credit Agreement and the Loan Documents as amended by this Amendment shall remain in full force and effect.

8. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $30,000 (“Amendment Fee”) in consideration of the Lender’s execution and delivery of this Amendment. The Amendment Fee shall be due and payable upon execution of this Amendment.

9. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) The Acknowledgement and Agreement of Guarantor attached to this Amendment, duly executed by the Guarantor.

(b) The Acknowledgment and Agreement of the Subordinated Creditors attached to this Amendment, duly executed by each Subordinated Creditor.

(c) The Amendment Number One to Subordination and Intercreditor Agreement, amending the Intercreditor Agreement, duly executed by BHC and the Borrower.

(d) Payment in full of the Amendment Fee.

(e) Such other matters as the Lender may require.

10. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment, and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

11. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

12. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

13. Release. The Borrower, the Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, and the Subordinated Creditors by signing the

Acknowledgment and Agreement of Subordinated Creditors set forth below, hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower, the Guarantor or each Subordinated Creditor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Borrower, the Guarantor and each Subordinated Creditor in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

14. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses, and the Amendment Fee.

15. Miscellaneous. This Amendment, the Acknowledgement and Agreement of Guarantor, and the Acknowledgment and Agreement of Subordinated Creditors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Michael White
Name:	Michael White
Title:	Relationship Manager

CORSAIR MEMORY, INC.

By	/s/ Andrew J. Paul
Name:	Andrew J. Paul
Title:	President and Chief Executive Officer

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Thirteenth Amendment To Credit And Security Agreement

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of Corsair Memory, Inc. (the “Borrower”) to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, successor-by-merger to Wells Fargo Business Credit, Inc., pursuant to a Guaranty, dated as of June 10, 2003 (as amended from time to time, the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Section 13 of the Amendment) and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

Dated as of January 27, 2010

/s/ Andrew J. Paul
ANDREW J. PAUL, an individual

Acknowledgement and Agreement of Guarantor

Thirteenth Amendment To Credit And Security Agreement

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITORS

The undersigned, each a subordinated creditor of Corsair Memory, Inc. (the “Borrower”) to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, successor-by-merger to Wells Fargo Business Credit, Inc., pursuant to a Subordination Agreement, dated as of June 10, 2003 (each, a “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Section 13 of the Amendment) and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under his Subordination Agreement.

Dated as of January 27, 2010

/s/ Andrew J. Paul
ANDREW J. PAUL, an individual

/s/ John S. Beekley
JOHN S. BEEKLEY, an individual

/s/ Don Lieberman
DON LIEBERMAN, an individual

Acknowledgement and Agreement of Subordinated Creditors

Thirteenth Amendment To Credit And Security Agreement

Exhibit C to Thirteen Amendment to Credit and Security Agreement

COMPLIANCE CERTIFICATE

To:	Wells Fargo Bank, National Association
Date:	[ , 200 ]
Subject:	Financial Statements

In accordance with our Credit and Security Agreement dated as of June 10, 2003 (as amended from time to time, the “Credit Agreement”), attached are the financial statements of CORSAIR MEMORY, INC., a Delaware corporation (the “Borrower”), dated [            , 200    ] (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

A.

Preparation and Accuracy of Financial Statements. I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present Borrower’s financial condition as of the Reporting Date.

B.	Name of Borrower; Merger and Consolidation. I certify that:

(Check one)

☐	Borrower has not, since the date of the Credit Agreement, changed its name or jurisdiction of organization, nor has it consolidated or merged with another Person.

☐

Borrower has, since the date of the Credit Agreement, either changed its name or jurisdiction of organization, or both, or has consolidated or merged with another Person, which change, consolidation or merger: was consented to in advance by the Lender in writing, and/or is more fully described in the statement of facts attached to this Certificate.

C.	Events of Default. I certify that:

(Check one)

☐	I have no knowledge of the occurrence of an Event of Default under the Credit Agreement, except as previously reported to the Lender in writing.

☐

I have knowledge of an Event of Default under the Credit Agreement not previously reported to the Lender in writing, as more fully described in the statement of facts attached to this Certificate, and further, I acknowledge that the Lender may under the terms of the Credit Agreement impose the Default Rate at any time during the resulting Default Period.

Exhibit C to Thirteen Amendment to Credit and Security Agreement

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D.	Litigation Matters. I certify that:

(Check one)

☐	I have no knowledge of any material adverse change to the litigation exposure of the Borrower or any of its Affiliates or of any Guarantor.

☐

I have knowledge of material adverse changes to the litigation exposure of the Borrower or any of its Affiliates or of any Guarantor not previously disclosed in writing, as more fully described in the statement of facts attached to this Certificate.

E.	Financial Covenants. I further certify that:

(Check and complete each of the following)

1.

Debt Service Coverage Ratio. Pursuant to Section 6.2(a) of the Credit Agreement, for the fiscal quarter ending on the Reporting Date, the Debt Service Coverage Ratio was 1:    :1.0, which ☐ satisfies ☐ does not satisfy the requirement that the Debt Service Coverage Ratio be not less than 1.10:1.0 for such fiscal quarter.

2.

Minimum Net Income. Pursuant to Section 6.2(c) of the Credit Agreement, the Borrower’s Net Income for the ☐ three ☐ six month period ending on the Reporting Date was $            , which ☐ satisfies does not satisfy the requirement that such amount be not less than $500,000 for such period.

3.

Capital Expenditures. Pursuant to Section 6.2(d) of the Credit Agreement, for the year-to-date period ending on the Reporting Date, Borrower has expended or contracted to expend for Capital Expenditures, $            in the aggregate, which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed $2,000,000 in the aggregate during such year.

4.

Minimum Liquidity. Pursuant to Section 6.2(e) of the Credit Agreement, for the 30 day period ending of the Reporting Date, the sum of Availability plus cash on hand has at all times been in excess of $            , which ☐ satisfies ☐ does not satisfy the requirement that such sum be not less than $3,000,000 at any time.

5.

Salaries. The Borrower has not paid excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation, and as a consequence the Borrower ☐ is ☐ is not in compliance with Section 5.8 of the Credit Agreement.

Exhibit C to Thirteen Amendment to Credit and Security Agreement

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Attached are statements of all relevant facts and computations in reasonable detail sufficient to evidence Borrower’s compliance with the financial covenants referred to above, which computations were made in accordance with GAAP.

CORSAIR MEMORY, INC.

By:
Name:	Andrew J. Paul
Its:	President and Chief Executive Officer

Exhibit C to Thirteen Amendment to Credit and Security Agreement

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